Exhibit 99.7
HC2 HOLDINGS, INC.
FORM OF NOMINEE HOLDER CERTIFICATION
The undersigned, a broker, dealer, bank or other nominee holder of transferable subscription rights (“Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of HC2 Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described and provided for in the Company’s Base Prospectus, dated September 9, 2020 (the “Base Prospectus”), and the Company’s Prospectus Supplement, dated October 7, 2020 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), hereby certifies to the Company and to Computershare Trust Company, N.A., as Subscription Agent for such rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and the Oversubscription Privilege (as defined in the Prospectus).

Number of Shares Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Privilege	Number of Shares Subscribed For Pursuant to Oversubscription Privilege
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[Certification continues on the following page]

Note: Add lines as needed.

Name of Broker, Dealer, Bank or Other Nominee

By:
                Authorized Signature

Name:
                (please print or type)

Title:
                (please print or type)
Provide the following information if applicable:

Depository Trust Company (“DTC”) participant number

Participant:

By:
                Signature

Name:
                (please print or type)

Title:
                (please print or type)
DTC Basic Subscription Confirmation Number(s):
Dated:

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